UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2010

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32491 (Commission File Number)	11-2238111 (IRS Employer Identification No.)

3475 Victory Boulevard, Staten Island, NY  10314
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)           On March 15, 2010, Coffee Holding Co., Inc. (the “Company”) filed a Form 25 delisting its common stock, par value $.001 per share (the “Common Stock”), from the American Stock Exchange (“AMEX”) and filed a Form 8-A listing its Common Stock on the NASDAQ Capital Market (“NASDAQ”).  The Company previously notified AMEX on March 3, 2010 of its intent to delist its Common Stock from AMEX effective as of the close of trading on March 15, 2010, and its intent to list its common stock on NASDAQ effective as of March 16, 2010.

Item 8.01            Other Events.

On March 3, 2010, the Company issued a press release announcing its intent to delist its common stock from AMEX as of the close of trading on March 15, 2010 and its intent to list its common stock on NASDAQ as of March 16, 2010.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)           The following exhibits are furnished with this Report:

Exhibit No.	Description

99.1	Press release dated March 3, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

	By:	/s/ Andrew Gordon
Andrew Gordon
President and Chief Executive Officer
Dated: March 15, 2010

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 3, 2010.

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